Exhibit 21.2

KOST FORER GABBAY & KASIERER
A Member of Ernst & Young Global
2 Pal-Yam Ave.
Brosh Building
Haifa 33095, Israel
Phone: 972-4-8654000
Fax: 972-4-8654022

CONSENT OF INDEPENDENT AUDITOR

We consent to the use of our report dated August 2, 2003 on the June 30, 2003 consolidated financial statements of Pluristem Life Systems, Inc. in the Registration Statement on Form SB-2 of Pluristem Life Systems, Inc. dated February 27, 2004 for the registration of shares of its common stock.

/s/ Kost Forer Gabbay & Kasierer
Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global

Haifa, Israel
February 27, 2004